Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bionik Laboratories Corp. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Dusseux, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2019	/s/ Eric Dusseux
Eric Dusseux
Chief Executive Officer
(Principal Executive Officer)